Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (File No. 333-237576) of Raytheon Technologies Corporation of our report dated June 21, 2022 relating to the financial statements and supplemental schedule of Raytheon Savings and Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 21, 2022